                                                                    Exhibit 99.1

                        MEADOWBROOK INSURANCE GROUP, INC.
                                  (NYSE - MIG)

CONTACT: ROBERT S. CUBBIN, PRESIDENT & CHIEF EXECUTIVE OFFICER, (248) 204-8031
         KAREN M. SPAUN, SVP & CHIEF FINANCIAL OFFICER, (248) 204-8178
         HOLLY MOLTANE, DIRECTOR OF EXTERNAL FINANCIAL REPORTING, (248) 204-8590

                        MEADOWBROOK INSURANCE GROUP, INC.
          REPORTS RECORD NET INCOME FOR 2005 OF $17.9 MILLION, UP 27.4%
        - FOURTH QUARTER NET INCOME UP 78.6%, TO $0.17 PER DILUTED SHARE

                              SOUTHFIELD, MICHIGAN
                                FEBRUARY 14, 2006

YEAR-TO-DATE OVERVIEW:

Meadowbrook Insurance Group, Inc. (NYSE: MIG) reported $17.9 million in net income, or $0.60 per diluted share, for the year ended December 31, 2005. This is an increase of $3.8 million, or 27.4%, from net income of $14.1 million, or $0.48 per diluted share, in 2004. Overall underwriting results continued to improve during 2005, as a result of the controlled growth of premiums, growth of new fee-based revenue, and overall expense control initiatives.

FOURTH QUARTER OVERVIEW:

Net income for the quarter ended December 31, 2005 was $4.9 million, or $0.17 per diluted share, up 78.6%, compared to net income of $2.8 million, or $0.09 per diluted share, for the comparable period in 2004.

FULL YEAR 2005 HIGHLIGHTS INCLUDED:

     - Year-to-date earnings per diluted share increased to $0.60, compared to $0.48 in 2004.

     -    Year-to-date revenues increased 12.5%.

     -    Return on beginning equity was 10.7%.

     -    Book value per share increased to $6.19.

     -    GAAP combined ratio improved to 98.7%.

     -    Annual cash flow from operations was $81.9 million.

Commenting on the results, Meadowbrook President and Chief Executive Officer, Robert S. Cubbin stated: "We are pleased with the successful execution of our business plan thus far, but we remain committed to growing our margins and return on equity, as well as all aspects of our balanced revenue sources: agency commissions, fee-for-service revenue, and insurance premiums. We remain focused on underwriting discipline, the leveraging of fixed costs, strong internal controls, and overall process improvements. With

PRESS RELEASE                                                             PAGE 2


the strength of our balance sheet and our concerted efforts aimed toward improving productivity, we are optimistic that results should continue to improve."

YEAR TO DATE RESULTS:

As noted above, net income for the year was $17.9 million, or $0.60 per diluted share. This was an increase of 27.4% over 2004 net income of $14.1 million, or $0.48 per diluted share.

Revenues:

Revenues increased $33.7 million, or 12.5%, to $304.0 million for the year ended December 31, 2005, compared to $270.3 million in 2004.

Gross written premium increased $18.7 million, or 6.0%, to $332.2 million for the year ended December 31, 2005, compared to $313.5 million in 2004. This increase reflects modest premium rate increases in a slightly more competitive pricing environment, new programs implemented in 2004 and 2005, and growth in existing programs.

Net earned premium increased $35.5 million, or 16.5%, to $250.0 million for the year ended December 31, 2005, from $214.5 million in 2004. This increase reflects growth in earned premium from new and existing programs and the impact of overall rate increases of 8.4% and 2.9% achieved in 2004 and 2005, respectively. In addition, the increase in earned premium reflects the favorable impact from an increase in the net retention levels on certain reinsurance treaties.

Net commissions and fees decreased $4.6 million, or 11.4%, to $35.9 million for the year ended December 31, 2005, from $40.5 million in 2004. Gross commissions and fees, before consolidation, were $86.7 million for the year ended December 31, 2005, compared to $88.6 million in 2004. This decrease is the result of the anticipated impact from the expected run-off of two limited duration contracts. As announced in the third quarter of 2004, we accelerated the recognition of an additional $3.5 million in revenue from those contracts; and therefore, fees that would otherwise have been earned in 2005 were earned in 2004. The impact of this 2004 revenue acceleration was partially offset by growth in agency commissions and fees related to new managed programs.

Net investment income increased $3.1 million, or 20.6%, to $18.0 million for the year ended December 31, 2005, from $14.9 million in 2004. Average invested assets increased $65.6 million, or 18.3%, to $424.3 million in 2005, from $358.7 million in 2004. The increase in average invested assets reflects cash flows from underwriting activities and growth in gross written premium. In addition, the increase in average invested assets reflects $19.4 million and $24.3 million in net proceeds received in conjunction with the debentures issued in the third quarter of 2005 and the second quarter of 2004, respectively. In addition, this increase was partially the result of a slight rise in the average investment yield to 4.24%, compared to 4.16% in 2004. The current pre-tax book yield was 4.17% and the after tax book yield was 3.06%. The duration of the investment portfolio was 3.4 years.

Expenses:

Incurred losses were $151.5 million for the year ended December 31, 2005, up from $135.9 million in 2004. The loss and loss adjustment expense (LAE) ratio for the year ended December 31, 2005 improved 2.7 percentage points to 65.2%, from 67.9% in 2004.

Policy acquisition and other underwriting expenses increased $11.0 million to $44.4 million for the year ended December 31, 2005, from $33.4 million in 2004. The GAAP expense ratio remained consistent at 33.5% for the year ended December 31, 2005 and 2004, despite an increase in the percentage of higher commission expense programs in non-workers' compensation lines of business.

PRESS RELEASE                                                             PAGE 3


The GAAP combined ratio improved 2.7 percentage points to 98.7% for the year ended December 31, 2005, from 101.4% in 2004.

Salaries and employee benefits for the year ended December 31, 2005 decreased $966,000, or 1.9%, to $51.3 million, from $52.3 million in 2004, due primarily to a decrease in variable compensation, a slight reduction in staffing levels, offset by merit pay increases for associates.

Other administrative expenses increased $1.2 million, or 4.7%, to $27.2 million for the year ended December 31, 2005, from $26.0 million in 2004. This increase is primarily attributable to consulting and audit expenses associated with
Section 404 of the Sarbanes-Oxley Act, as well as increases in expenses as a result of information technology enhancements. Offsetting these increases was a decrease in bad debt expense as a result of overall refinements in our estimation of allowances for bad debt and expense control initiatives.

Interest expense increased $1.6 million to $3.9 million for the year ended December 31, 2005, from $2.3 million in 2004. This increase is primarily the result of the senior debentures issued in the second quarter of 2004 and the junior subordinated debentures issued in the third quarter of 2005. The average interest rate, excluding the debentures, was approximately 4.8% for 2005, compared to 5.2% for 2004.

FOURTH QUARTER RESULTS:

As noted above, net income for the fourth quarter of 2005 was $4.9 million, or $0.17 per diluted share. This was an increase of 78.6%, compared to $2.8 million, or $0.09 per diluted share, in the fourth quarter of 2004.

Revenues:

Revenues increased $5.2 million, or 7.4%, to $76.1 million for the quarter ended December 31, 2005, from $70.9 million for the comparable period in 2004.

During the quarter, gross written premium decreased 3.8%, to $79.2 million, from $82.3 million for the comparable period in 2004. This decrease is primarily the result of a drop in premiums reported to us in relation to residual markets. In addition, this decrease is partially attributable to a planned shift of written premium to managed fee revenue related to one specific program.

Net earned premium increased $3.9 million, or 6.6%, to $62.6 million for the quarter ended December 31, 2005, from $58.7 million for the comparable period in 2004.

Net commissions and fees increased $842,000, or 10.9%, to $8.6 million for the quarter. Gross commissions and fees, before consolidation, were $21.4 million this quarter, compared to $20.4 million in 2004. This increase was primarily the result of growth in agency commissions, fees related to new managed programs, and the planned shift of premium to a managed program.

Net investment income increased $806,000, or 20.1%, to $4.8 million for the quarter ended December 31, 2005, from $4.0 million for the comparable period in 2004. Average invested assets increased $56.3 million, or 14.4%, to $447.2 million in 2005, from $390.9 million in 2004. The increase in average invested assets reflects cash flows from underwriting activities and growth in gross written premium. In addition, the increase in average invested assets reflects $19.4 million and $24.3 million in net proceeds received in conjunction with the debentures issued in the third quarter of 2005 and the second quarter of 2004, respectively. This increase was also the result of a rise in the average investment yield to 4.3%, compared to 4.1% for the comparable period in 2004.

PRESS RELEASE                                                             PAGE 4


Expenses:

Incurred losses decreased $563,000, or 1.5%, to $38.2 million for the quarter ended December 31, 2005, from $38.8 million for the comparable period in 2004. The loss and LAE ratio for the quarter ended December 31, 2005 improved to 65.5%, from 70.0% in 2004.

Policy acquisition and other underwriting expenses increased $1.9 million, or 21.0%, to $10.7 million for the quarter ended December 31, 2005, from $8.8 million in 2004. The GAAP expense ratio was 33.2% for the quarter ended December 31, 2005, compared to 32.6% for the quarter ended December 31, 2004.

The GAAP combined ratio for the fourth quarter of 2005 improved 3.9 percentage points to 98.7%, from 102.6% in 2004.

Salaries and employee benefits for the quarter ended December 31, 2005 decreased $715,000, or 5.6%, to $12.2 million, from $12.9 million in 2004, due primarily to a decrease in variable compensation, a slight reduction in staffing levels, offset by merit pay increases for associates.

Other administrative expenses increased $718,000, or 10.9%, to $7.3 million for the quarter ended December 31, 2005, from $6.6 million in 2004. This increase was primarily attributable to contract services expenses, information technology enhancements, and policyholder dividends.

Interest expense increased $577,000, or 76.7%, to $1.3 million for the quarter, from $752,000 in 2004. This increase is primarily the result of the senior debentures issued in the second quarter of 2004 and the junior subordinated debentures issued in the third quarter of 2005. The average interest rate for the fourth quarter of 2005, excluding the debentures, was approximately 6.2%, compared to 6.3% for 2004.

OTHER MATTERS:

Shareholders' Equity:

Shareholders' equity increased to $177.4 million, or $6.19 per common share, at December 31, 2005, compared to $167.5 million, or $5.76 per common share, at December 31, 2004. This $0.43 per share increase in book value reflects year-to-date earnings offset by the retirement of 772,900 shares associated with the share repurchase plan, as well as the change in unrealized gains/losses in our investment portfolio as a result of changing interest rates. The investment portfolio is invested 99.7% in investment grade securities. We continue to invest in securities with minimum credit risk and have the ability and intent to hold securities through interest rate market changes.

At December 31, 2005, our debt-to-equity ratio was 34.4%, compared to 26.5% at December 31, 2004. Excluding the interest only, 30-year debentures, the debt-to-equity ratio would be 2.8% at December 31, 2005, compared to 5.4% at December 31, 2004.

PRESS RELEASE                                                             PAGE 5


Catastrophe Losses:

Total net losses for the year from property catastrophes were $103,000. This low level of net loss reflects the risk profile of our book of business and is the intended result of avoiding property catastrophe exposed business, as well as the geographic diversification inherent in our targeted class approach to underwriting.

Share Repurchases:

As previously announced on October 28, 2005, the Board of Directors authorized management to purchase up to 1,000,000 shares, or approximately 3%, of our common stock in market transactions over the next twenty-four months. During the fourth quarter, we repurchased a total of 138,000 shares for a cost of approximately $787,000. Of the 138,000 shares purchased during the fourth quarter, 63,000 shares were purchased under the current share repurchase plan, for a total cost of approximately $372,000. The remaining 75,000 shares were purchased under the previously existing share repurchase plan, for a total cost of approximately $415,000.

Statutory Surplus:

Statutory surplus increased to $141.1 million at December 31, 2005, from $120.7 million at December 31, 2004. The increase in statutory surplus was primarily due to statutory net income and a $10.0 million capital contribution. We have the ability to supplement statutory earnings with contributions from our non-regulated earnings and capital raising initiatives.

Income Taxes:

The effective federal tax rate for the year ended December 31, 2005 was 28.3%, compared to 31.0% in 2004. The effective federal tax rate for the quarter ended December 31, 2005 was 22.9%, compared to 29.2% in 2004. The effective federal tax rate for the quarter was favorably impacted by a $389,000 increase in the deferred tax asset relating to the increase in the statutory federal tax rate from 34% to 35%.

Cash Flow:

For the year ended December 31, 2005, cash flow provided by operations was $81.9 million, compared to $70.7 million in 2004. For the quarter ended December 31, 2005, cash flow provided by operations was $33.2 million, compared to $27.4 million in 2004. The increase in the cash flow provided by operations reflects the improvement in underwriting results which were partially offset by the tax benefit realized in 2004 from the utilization of the net operating loss carryforward. As of December 31, 2004, the entire net operating loss carryforward had been fully utilized.

2006 Guidance:

As previously announced, our full year 2006 anticipated earnings are expected to grow by approximately 15% to between $0.64 and $0.68 cents per share. Our 2006 outlook includes a target of $350.0 to $360.0 million dollars in gross written premium, gross commissions and fees of $90.0 to $92.0 million dollars, and a combined ratio of between 97.5% and 99.0%.

ABOUT MEADOWBROOK INSURANCE GROUP

A leader in the alternative risk market, Meadowbrook is a program-based risk management company, specializing in alternative risk management solutions for agents, brokers, and insureds of all sizes. Meadowbrook Insurance Group, Inc. common shares are listed on the New York Stock Exchange under the symbol "MIG". For further information, please visit Meadowbrook's corporate web site at www.meadowbrook.com.

Certain statements made by Meadowbrook Insurance Group, Inc. in this release may constitute forward-looking statements including, but not limited to, those statements that include the words "believes", "expects", "anticipates", "estimates", or similar expressions. Please refer to the Company's most recent 10-K, 10-Q, and other Securities and Exchange Commission filings for more information on risk factors. Actual results could differ materially. These forward-looking statements involve risks and uncertainties including, but not limited to the following: the frequency and severity of claims; uncertainties inherent in reserve estimates; catastrophic events; a change in the demand for, pricing of, availability or collectibility of reinsurance; increased rate pressure on premiums; obtainment of certain rate increases in current market conditions; investment rate of return; changes in and adherence to insurance regulation; actions taken by regulators, rating agencies or lenders; obtainment of certain processing efficiencies; changing rates of inflation; and general economic conditions. Meadowbrook is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

EARNINGS RELEASE                                                          PAGE 6


                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                       UNAUDITED BALANCE SHEET INFORMATION

(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                DECEMBER 31,   DECEMBER 31,
                                                    2005           2004
                                                ------------   ------------
BALANCE SHEET DATA

ASSETS
   Cash and invested assets                       $460,233       $402,156
   Premium & agents balances                        84,807         84,094
   Reinsurance recoverable                         202,581        169,069
   Deferred policy acquisition costs                26,371         25,167
   Prepaid reinsurance premiums                     24,588         26,075
   Goodwill                                         30,802         28,997
   Other assets                                     71,962         66,138
                                                  --------       --------
TOTAL ASSETS                                      $901,344       $801,696
                                                  ========       ========

LIABILITIES
   Loss and loss adjustment expense reserves      $458,677       $378,157
   Unearned premium reserves                       140,990        134,302
   Debt                                              7,000         12,144
   Debentures                                       55,930         35,310
   Other liabilities                                61,382         74,273
                                                  --------       --------
TOTAL LIABILITIES                                  723,979        634,186

STOCKHOLDERS' EQUITY
   Common stockholders' equity                     177,365        167,510
                                                  --------       --------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY          $901,344       $801,696
                                                  ========       ========

BOOK VALUE PER COMMON SHARE                       $   6.19       $   5.76

BOOK VALUE PER COMMON SHARE EXCLUDING
   UNREALIZED GAIN/LOSS ON AVAILABLE FOR SALE
   SECURITIES, NET OF DEFERRED TAXES              $   6.23       $   5.60

EARNINGS RELEASE                                                          PAGE 7


                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                     UNAUDITED INCOME STATEMENT INFORMATION

(IN THOUSANDS, EXCEPT SHARE & PER SHARE DATA)

                                                                 FOR THE QUARTER               FOR THE YEAR
                                                                ENDED DECEMBER 31,          ENDED DECEMBER 31,
                                                            -------------------------   -------------------------
                                                                2005          2004          2005          2004
                                                            -----------   -----------   -----------   -----------
SUMMARY DATA
   Gross written premiums                                   $    79,183   $    82,334   $   332,209   $   313,493
   Net written premiums                                          60,436        61,682       258,134       233,961

REVENUES
   Net earned premiums                                      $    62,603   $    58,734   $   249,959   $   214,493
   Commissions and fees (net)                                     8,583         7,741        35,916        40,535
   Net investment income                                          4,816         4,010        17,975        14,911
   Net realized gains                                               136           412           167           339
                                                            -----------   -----------   -----------   -----------
      TOTAL REVENUES                                             76,138        70,897       304,017       270,278

EXPENSES
   Net losses & loss adjustment expenses (1)                     38,211        38,774       151,542       135,938
   Salaries & employee benefits                                  12,165        12,880        51,331        52,297
   Interest expense                                               1,329           752         3,856         2,281
   Policy acquisition and other underwriting expenses (1)        10,699         8,839        44,439        33,424
   Other administrative expenses                                  7,315         6,597        27,183        25,964
                                                            -----------   -----------   -----------   -----------
      TOTAL EXPENSES                                             69,719        67,842       278,351       249,904

INCOME BEFORE INCOME TAXES AND EQUITY EARNINGS                    6,419         3,055        25,666        20,374
   Income tax expense                                             1,507           309         7,757         6,352
   Equity earnings of affiliates                                     13            11             1            39
                                                            -----------   -----------   -----------   -----------
NET INCOME                                                  $     4,925   $     2,757   $    17,910   $    14,061
                                                            ===========   ===========   ===========   ===========
NET OPERATING INCOME (2)                                    $     4,837   $     2,485   $    17,801   $    13,837
                                                            ===========   ===========   ===========   ===========

DILUTED EARNINGS PER COMMON SHARE
   Net income                                               $      0.17   $      0.09   $      0.60   $      0.48
   Net operating income                                     $      0.16   $      0.08   $      0.60   $      0.47
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING           29,406,994    29,439,194    29,653,067    29,420,508

GAAP RATIOS:
   Loss & LAE ratio                                                65.5%         70.0%         65.2%         67.9%
   Other underwriting expense ratio                                33.2%         32.6%         33.5%         33.5%
                                                            -----------   -----------   -----------   -----------
   GAAP combined ratio                                             98.7%        102.6%         98.7%        101.4%
                                                            ===========   ===========   ===========   ===========

(1) Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The supplemental information contained on page 8 sets forth the intercompany fees, which are eliminated in consolidation.

(2) While net operating income is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. Net operating income is net income less realized gains (losses) net of taxes associated with such gains (losses).

EARNINGS RELEASE                                                          PAGE 8


                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                            SUPPLEMENTAL INFORMATION

(IN THOUSANDS)

                                                                        FOR THE QUARTER        FOR THE YEAR
                                                                      ENDED DECEMBER 31,    ENDED DECEMBER 31,
                                                                      ------------------   -------------------
                                                                        2005      2004       2005       2004
                                                                      -------   --------   --------   --------
UNCONSOLIDATED GAAP DATA - RATIO CALCULATION TABLE:
Net earned premiums                                                   $62,603   $58,734    $249,959   $214,493

Consolidated net loss and LAE (1)                                     $38,211   $38,774    $151,542   $135,938
Intercompany claim fees                                                 2,786     2,315      11,523      9,691
                                                                      -------   -------    --------   --------
Unconsolidated net loss and LAE                                       $40,997   $41,089    $163,065   $145,629
                                                                      =======   =======    ========   ========

   GAAP loss and LAE ratio                                               65.5%     70.0%       65.2%      67.9%

Consolidated policy acquisition and other underwriting expenses (1)   $10,699   $ 8,839    $ 44,439   $ 33,424
Intercompany administrative and other underwriting fees                10,060    10,327      39,231     38,359
                                                                      -------   -------    --------   --------
Unconsolidated policy acquisition and other underwriting expenses     $20,759   $19,166    $ 83,670   $ 71,783
                                                                      =======   =======    ========   ========

   GAAP other underwriting expense ratio                                 33.2%     32.6%       33.5%      33.5%

GAAP combined ratio                                                      98.7%    102.6%       98.7%     101.4%

                                                                        2005      2004       2005       2004
                                                                      -------   --------   --------   --------
UNCONSOLIDATED GAAP DATA - GROSS COMMISSIONS AND FEES:

Managed programs:
   Management fees                                                    $ 4,117   $ 3,696    $ 16,741   $ 16,253
   Claims fees                                                          1,796     1,780       7,113     13,207
   Loss control fees                                                      521       545       2,260      2,174
   Reinsurance placement                                                   97       119         660        420
                                                                      -------   -------    --------   --------
Total managed programs                                                  6,531     6,140      26,774     32,054
Agency commissions                                                      2,445     2,159      11,304      9,805
Intersegment revenue                                                     (393)     (558)     (2,162)    (1,324)
                                                                      -------   -------    --------   --------
Net commissions and fees                                                8,583     7,741      35,916     40,535
Intercompany commissions and fees                                      12,846    12,642      50,754     48,050
                                                                      -------   -------    --------   --------
Gross commissions and fees                                            $21,429   $20,383    $ 86,670   $ 88,585
                                                                      =======   =======    ========   ========

(1) Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The above table sets forth the intercompany fees, which are eliminated in consolidation. The GAAP combined ratio is the sum of the GAAP loss and loss adjustment expense ratio and the GAAP expense ratio. The GAAP loss and loss adjustment expense ratio is the unconsolidated net loss and loss adjustment expense in relation to net earned premium. The GAAP expense ratio is the unconsolidated policy acquisition and other underwriting expenses in relation to net earned premium.

EARNINGS RELEASE                                                          PAGE 9


                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                     UNAUDITED INCOME STATEMENT INFORMATION

(IN THOUSANDS, EXCEPT SHARE & PER SHARE DATA)

                                                        2002A        2003A        Q104A        Q204A        Q304A         Q404A
                                                     -----------  -----------  -----------  -----------  -----------  -----------
SUMMARY DATA
   Gross written premiums                            $   183,637  $   253,280  $    81,054  $    70,871  $    79,234  $    82,334
   Net written premiums                                  139,795      189,827       62,951       53,025       56,303       61,682

INCOME STATEMENT

REVENUES
   Net earned premiums                               $   145,383  $   151,205  $    49,713  $    53,083  $    52,963  $    58,734
   Commissions and fees (net)                             37,581       45,291       11,281        8,844       12,669        7,741
   Net Investment income                                  13,958       13,484        3,597        3,547        3,757        4,010
   Net realized gains (losses)                               666          823         (120)         (32)          79          412
   Gain on sale of subsidiary                                199           --           --           --           --           --
                                                     -----------  -----------  -----------  -----------  -----------  -----------
      TOTAL REVENUES                                     197,787      210,803       64,471       65,442       69,468       70,897

EXPENSES
   Net losses & loss adjustment expenses                  98,734       98,472       32,509       32,826       31,829       38,774
   Policy acquisition and other underwriting
      expenses                                            33,573       23,606        7,546        8,870        8,169        8,839
   Other administrative expenses                          22,612       23,232        6,096        6,469        6,802        6,597
   Salaries & employee benefits                           37,659       48,238       12,808       12,325       14,284       12,880
   Gain on debt reduction                                   (359)          --           --           --           --           --
   Interest expense                                        3,021          977          315          528          686          752
                                                     -----------  -----------  -----------  -----------  -----------  -----------
      TOTAL EXPENSES                                     195,240      194,525       59,274       61,018       61,770       67,842

INCOME BEFORE TAXES AND EQUITY EARNINGS                    2,547       16,278        5,197        4,424        7,698        3,055
   Income tax expense                                        897        6,182        1,988        1,546        2,509          309
   Equity earnings of affiliates                              --            3           23          (58)          63           11
                                                     -----------  -----------  -----------  -----------  -----------  -----------
NET INCOME                                           $     1,650  $    10,099  $     3,232  $     2,820  $     5,252  $     2,757
   Net realized capital gain (loss), net of tax              571          543          (79)         (21)          52          272
                                                     -----------  -----------  -----------  -----------  -----------  -----------
OPERATING INCOME                                     $     1,079  $     9,556  $     3,311  $     2,841  $     5,200  $     2,485
                                                     ===========  ===========  ===========  ===========  ===========  ===========
   Weighted average common shares outstanding         20,543,878   29,268,799   29,395,208   29,459,390   29,425,674   29,439,194
   Shares O/S at end of the period                    29,591,494   29,022,435   29,034,433   29,040,733   29,067,883   29,074,832

PER SHARE DATA (DILUTED)
   Net income                                        $      0.08  $      0.35  $      0.11  $      0.10  $      0.18  $      0.09
   Net realized gain (loss), net of tax              $      0.03  $      0.02  $        --  $        --  $        --  $      0.01
   Operating income                                  $      0.05  $      0.33  $      0.11  $      0.10  $      0.18  $      0.08
                                                     -----------  -----------  -----------  -----------  -----------  -----------
OPERATING RATIO ANALYSIS
GAAP Loss & LAE ratio                                       72.1%        70.1%        70.2%        66.5%        64.8%        70.0%
GAAP Expense ratio                                          36.5%        34.3%        31.8%        34.7%        34.7%        32.6%
                                                     -----------  -----------  -----------  -----------  -----------  -----------
GAAP COMBINED RATIO                                        108.6%       104.4%       102.0%       101.2%        99.5%       102.6%
                                                     ===========  ===========  ===========  ===========  ===========  ===========

UNCONSOLIDATED GAAP DATA - RATIO CALCULATION TABLE:
Net earned premiums                                  $   145,383  $   151,205  $    49,713  $    53,083  $    52,963  $    58,734
Consolidated net loss and LAE                        $    98,734  $    98,472  $    32,509  $    32,826  $    31,829  $    38,774
Intercompany claim fees                                    6,154        7,514        2,402        2,463        2,511        2,315
                                                     -----------  -----------  -----------  -----------  -----------  -----------
Unconsolidated net loss and LAE                      $   104,888  $   105,986  $    34,911  $    35,289  $    34,340  $    41,089
                                                     ===========  ===========  ===========  ===========  ===========  ===========
   GAAP NET LOSS AND LAE RATIO                              72.1%        70.1%        70.2%        66.5%        64.8%        70.0%

Consolidated Policy acquisition and other
   underwriting expenses                             $    33,573  $    23,606  $     7,546  $     8,870  $     8,169  $     8,839
Intercompany administrative and other underwriting
   fees                                                   19,445       28,296        8,270        9,575       10,187       10,327
                                                     -----------  -----------  -----------  -----------  -----------  -----------
Unconsolidated policy acquisition and other
   underwriting expenses                             $    53,018  $    51,902  $    15,816  $    18,445  $    18,356  $    19,166
                                                     ===========  ===========  ===========  ===========  ===========  ===========
   GAAP EXPENSE RATIO                                       36.5%        34.3%        31.8%        34.7%        34.7%        32.6%
GAAP COMBINED RATIO                                        108.6%       104.4%       102.0%       101.2%        99.5%       102.6%
                                                     -----------  -----------  -----------  -----------  -----------  -----------

UNCONSOLIDATED COMMISSIONS & FEES
   Managed programs:
      Management fees                                $    12,761  $    18,751  $     4,711  $     3,898  $     3,948  $     3,696
      Claims fees                                          8,076       14,756        2,701        2,728        5,998        1,780
      Loss control fees                                    2,590        2,303          545          532          552          545
      Reinsurance brokerage                                  309          308          147          (30)         184          119
                                                     -----------  -----------  -----------  -----------  -----------  -----------
   Total managed programs                                 23,736       36,118        8,104        7,128       10,682        6,140
   Agency commissions                                     14,330        9,378        3,219        1,770        2,657        2,159
   Intersegment commissions and fees                        (485)        (205)         (42)         (54)        (670)        (558)
                                                     -----------  -----------  -----------  -----------  -----------  -----------
   Net Commissions and fees                               37,581       45,291       11,281        8,844       12,669        7,741
   Intercompany commissions and fees                      25,599       35,810       10,672       12,038       12,698       12,642
                                                     -----------  -----------  -----------  -----------  -----------  -----------
   Gross commissions and fees                        $    63,180  $    81,101  $    21,953  $    20,882  $    25,367  $    20,383
                                                     ===========  ===========  ===========  ===========  ===========  ===========

                                                        2004A         Q105A        Q205A         Q305A       Q405A        2005A
                                                     -----------  ------------  -----------  -----------  -----------  -----------
SUMMARY DATA
   Gross written premiums                            $   313,493  $     90,992  $    75,959  $    86,075  $    79,183  $   332,209
   Net written premiums                                  233,961        68,990       61,288       67,420       60,436      258,134

INCOME STATEMENT

REVENUES
   Net earned premiums                               $   214,493  $     60,787  $    63,364  $    63,205  $    62,603  $   249,959
   Commissions and fees (net)                             40,535        10,099        8,034        9,200        8,583       35,916
   Net Investment income                                  14,911         4,091        4,477        4,591        4,816       17,975
   Net realized gains (losses)                               339          (114)         104           41          136          167
   Gain on sale of subsidiary                                 --            --           --           --           --           --
                                                     -----------  ------------  -----------  -----------  -----------  -----------
      TOTAL REVENUES                                     270,278        74,863       75,979       77,037       76,138      304,017

EXPENSES
   Net losses & loss adjustment expenses                 135,938        37,134       37,728       38,469       38,211      151,542
   Policy acquisition and other underwriting
      expenses                                            33,424        10,822       10,971       11,947       10,699       44,439
   Other administrative expenses                          25,964         7,785        6,046        6,037        7,315       27,183
   Salaries & employee benefits                           52,297        12,605       13,648       12,913       12,165       51,331
   Gain on debt reduction                                     --            --           --           --           --           --
   Interest expense                                        2,281           773          806          948        1,329        3,856
                                                     -----------  ------------  -----------  -----------  -----------  -----------
      TOTAL EXPENSES                                     249,904        69,119       69,199       70,314       69,719      278,351

INCOME BEFORE TAXES AND EQUITY EARNINGS                   20,374         5,744        6,780        6,723        6,419       25,666
   Income tax expense                                      6,352         1,952        2,250        2,048        1,507        7,757
   Equity earnings of affiliates                              39           (49)          50          (13)          13            1
                                                     -----------  ------------  -----------  -----------  -----------  -----------
NET INCOME                                           $    14,061  $      3,743  $     4,580  $     4,662  $     4,925  $    17,910
   Net realized capital gain (loss), net of tax              224           (74)          68           27           88          109
                                                     -----------  ------------  -----------  -----------  -----------  -----------
OPERATING INCOME                                     $    13,837  $      3,817  $     4,512  $     4,635  $     4,837  $    17,801
                                                     ===========  ============  ===========  ===========  ===========  ===========
   Weighted average common shares outstanding         29,420,508    29,481,870   29,443,933   29,269,638   29,406,994   29,653,067
   Shares O/S at end of the period                    29,074,832    29,017,682   29,172,892   28,759,282   28,672,009   28,672,009

PER SHARE DATA (DILUTED)
   Net income                                        $      0.48  $       0.13  $      0.16  $      0.16  $      0.17  $      0.60
   Net realized gain (loss), net of tax              $      0.01  $         --  $      0.01  $        --  $      0.01  $        --
   Operating income                                  $      0.47  $       0.13  $      0.15  $      0.16  $      0.16  $      0.60
                                                     -----------  ------------  -----------  -----------  -----------  -----------
OPERATING RATIO ANALYSIS
GAAP Loss & LAE ratio                                       67.9%         65.6%        64.4%        65.5%        65.5%        65.2%
GAAP Expense ratio                                          33.5%         33.7%        32.7%        34.3%        33.2%        33.5%
                                                     -----------  ------------  -----------  -----------  -----------  -----------
GAAP COMBINED RATIO                                        101.4%         99.3%        97.1%        99.8%        98.7%        98.7%
                                                     ===========  ============  ===========  ===========  ===========  ===========

UNCONSOLIDATED GAAP DATA - RATIO CALCULATION TABLE:
Net earned premiums                                  $   214,493  $     60,787  $    63,364  $    63,205  $    62,603  $   249,959
Consolidated net loss and LAE                        $   135,938  $     37,134  $    37,728  $    38,469  $    38,211  $   151,542
Intercompany claim fees                                    9,691         2,716        3,077        2,944        2,786       11,523
                                                     -----------  ------------  -----------  -----------  -----------  -----------
Unconsolidated net loss and LAE                      $   145,629  $     39,850  $    40,805  $    41,413  $    40,997  $   163,065
                                                     ===========  ============  ===========  ===========  ===========  ===========
   GAAP NET LOSS AND LAE RATIO                              67.9%         65.6%        64.4%        65.5%        65.5%        65.2%

Consolidated Policy acquisition and other
   underwriting expenses                             $    33,424  $     10,822  $    10,971  $    11,947  $    10,699  $    44,439
Intercompany administrative and other underwriting
   fees                                                   38,359         9,656        9,772        9,743       10,060       39,231
                                                     -----------  ------------  -----------  -----------  -----------  -----------
Unconsolidated policy acquisition and other
   underwriting expenses                             $    71,783  $     20,478  $    20,743  $    21,690  $    20,759  $    83,670
                                                     ===========  ============  ===========  ===========  ===========  ===========
   GAAP EXPENSE RATIO                                       33.5%         33.7%        32.7%        34.3%        33.2%        33.5%
GAAP COMBINED RATIO                                        101.4%         99.3%        97.1%        99.8%        98.7%        98.7%
                                                     -----------  ------------  -----------  -----------  -----------  -----------

UNCONSOLIDATED COMMISSIONS & FEES
   Managed programs:
      Management fees                                $    16,253  $      4,196  $     4,100  $     4,328  $     4,117  $    16,741
      Claims fees                                         13,207         1,752        1,766        1,799        1,796        7,113
      Loss control fees                                    2,174           573          555          611          521        2,260
      Reinsurance brokerage                                  420           345           94          124           97          660
                                                     -----------  ------------  -----------  -----------  -----------  -----------
   Total managed programs                                 32,054         6,866        6,515        6,862        6,531       26,774
   Agency commissions                                      9,805         3,960        1,982        2,917        2,445       11,304
   Intersegment commissions and fees                      (1,324)         (727)        (463)        (579)        (393)      (2,162)
                                                     -----------  ------------  -----------  -----------  -----------  -----------
   Net Commissions and fees                               40,535        10,099        8,034        9,200        8,583       35,916
   Intercompany commissions and fees                      48,050        12,372       12,849       12,687       12,846       50,754
                                                     -----------  ------------  -----------  -----------  -----------  -----------
   Gross commissions and fees                        $    88,585  $     22,471  $    20,883  $    21,887  $    21,429  $    86,670
                                                     ===========  ============  ===========  ===========  ===========  ===========